UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2015

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2015,Dover Saddlery, Inc. ("Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Louis McCutcheon, Inc. d/b/a Dressage Extensions ("Target"), a California corporation located in Moorpark, CA, and its owners, Mr. Louis and Ms. Ann McCutcheon, whereby the Company acquired substantially all the assets of Target (such transaction herein, the "Acquisition"). Target holds a significant brand position with dressage riders.

A brief description of the Acquisition, which was completed simultaneously with execution of the Purchase Agreement, is set forth in Item 2.01 of this Current Report. A copy of the Purchase Agreement will be filed as an exhibit to the Company’s upcoming Annual Report on Form 10-K for the twelve months ended December 31, 2014.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 13, 2015, the Company consummated the Acquisition (herein, the "Closing") pursuant to an Asset Purchase Agreement ("Purchase Agreement") with Louis McCutcheon, Inc. d/b/a Dressage Extensions ("Target"), and its owners, Mr. Louis and Ms. Ann McCutcheon (the "Shareholders"). Other than in respect of the Acquisition, the transaction contemplated thereby, and related Shareholder restrictive business covenants, neither the Target nor its Shareholders have any material relationship with the Company.

The Purchase Agreement provided for a purchase price of up to $2.4 million, comprised of a combination of the following: $500,000 cash at Closing, subject to adjustment for any liabilities assumed by the Company at Closing and for any difference between the actual value of Target's non-stale inventory at Closing from the stated book value on Target's June 30, 2014 balance sheet; a $700,000 8% promissory note with a five-year maturity; a $500,00 8% promissory note with a 4-year maturity; $300,000 cash deposited in escrow to cover contingencies; and a $400,000 non-recourse inventory note payable from the proceeds of sales of Target's stale inventory.

Through the Acquisition, the Company: (1) acquired the following Target assets -- all inventory, receivables, equipment, store fixtures, tools, furniture, customer lists, trade names, URL’s, websites, telephones, contractual rights and other intellectual property; (2) has retained the former full and part-time staff of Target; and (3) assumed liability for the Target's accrued gift card liabilities and customer product returns. The Company is funding the acquisition through a combination of working capital; draws on its credit facilities with its senior lender; and promissory noted payable to Target.

The foregoing description of the Acquisition and related transactions described in this Item 2.01 is qualified in its entirety by reference to the Purchase Agreement[and is supplemented by the contents of the Company’s press release dated January 13, 2015, which is attached hereto and incorporated by reference herein as Exhibit 99.1].

Item 7.01 Regulation FD Disclosure.

On January 14, 2015, Dover Saddlery, Inc. issued a press release reporting on the details of the Acquisition. A copy of the press release is attached and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits Description of Exhibits
99.1 Press Release dated January 14, 2015

The information and exhibits submitted in this Report are and shall be deemed to furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The press release attached as Exhibit 99.1 to this Report includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the integration of the Target’s business as part of the Company’s strategy and maintenance and growth of the Target’s revenues following introduction of some of the Company’s additional products to the Target’s existing customer base. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including those identified in the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

January 19, 2015	By:	/s/ David R. Pearce

Name: David R. Pearce
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 14, 2015